EXHIBIT  32.1

Pursuant  to  section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of CompuMed, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Annual Report for the year ended September 30, 2006 (the "Form 10-KSB") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  John  G.  McLaughlin
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John  G.  McLaughlin
President  and  Chief  Executive  Officer
December  29,  2006



/s/  Phuong  Dang
-----------------
Phuong  Dang
Secretary,  Controller,  and  Principal  Financial  Officer
December  29,  2006